UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2024

MOODY NATIONAL REIT II, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55778	47-1436295
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Moody National Companies

9655 Katy Freeway, Suite 600

Houston, TX 77024

(Address of principal executive offices, including zip code)

(713) 977-7500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered or to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

Residence Inn Grapevine

On December 13, 2024, Moody National REIT II, Inc. (the “Company”) entered into a Purchase and Sale Agreement (the “RI Grapevine Sale Agreement”), by and between the Company and MCR Hotel Acquisitions, LLC, a Delaware limited liability company unaffiliated with the Company (the “Purchaser”). Pursuant to the RI Grapevine Sale Agreement, the Company has agreed, subject to the terms and conditions of the RI Grapevine Sale Agreement, to sell all of the Company’s rights and interests in the hotel property located at 2020 State Highway 26, Grapevine, TX 76051 (the “Residence Inn Grapevine”) to the Purchaser for an aggregate purchase price of $22,500,000, subject to certain customary offsets and credits thereto as set forth in the RI Grapevine Sale Agreement. The closing of the sale of the Residence Inn Grapevine will occur, subject to the satisfaction of all closing conditions set forth in the RI Grapevine Sale Agreement, on or before thirty (30) days following December 30, 2024 or such later date as is mutually agreed to by the Company and the Purchaser. There is no guarantee that the closing of the sale of the Residence Inn Grapevine will occur on the terms described herein or at all.

The foregoing description of the RI Grapevine Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the RI Grapevine Sale Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Residence Inn Austin

On December 13, 2024, the Company entered into a Purchase and Sale Agreement (the “RI Austin Sale Agreement”), by and between the Company and the Purchaser. Pursuant to the RI Austin Sale Agreement, the Company has agreed, subject to the terms and conditions of the RI Austin Sale Agreement, to sell all of the Company’s rights and interests in the hotel property located at 1209 E 51st Street, Austin, TX 78723 (the “Residence Inn Austin”) to the Purchaser for an aggregate purchase price of $20,500,000, subject to certain customary offsets and credits thereto as set forth in the RI Austin Sale Agreement. The closing of the sale of the Residence Inn Austin will occur, subject to the satisfaction of all closing conditions set forth in the RI Austin Sale Agreement, on or before thirty (30) days following December 30, 2024 or such later date as is mutually agreed to by the Company and the Purchaser. There is no guarantee that the closing of the sale of the Residence Inn Austin will occur on the terms described herein or at all. The closing of the sale of the Residence Inn Austin is not contingent upon the closing of the sale of the Residence Inn Grapevine, or vice versa.

The foregoing description of the RI Austin Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the RI Austin Sale Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit No.	Description
10.1	Purchase and Sale Agreement, dated as of December 13, 2024, by and between Moody National REIT II, Inc. and MCR Hotel Acquisitions, LLC
10.2	Purchase and Sale Agreement, dated as of December 13, 2024, by and between Moody National REIT II, Inc. and MCR Hotel Acquisitions, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 19, 2024	MOODY NATIONAL REIT II, INC.

	By:	/s/ Brett C. Moody
Brett C. Moody
Chief Executive Officer and President